  Exhibit 21.1

Company Name / Business Name	Jurisdiction of Incorporation
150 Black Oak GP Inc.	Texas
150 CCM Black Oak Ltd	Texas
Alset BioHealth Pte. Ltd.	Singapore
Alset EHome Inc.	Delaware
Alset Energy Pte. Ltd.	Singapore
Alset Innovation Pte. Ltd.	Singapore
Alset International Limited	Singapore
Alset Payment Inc.	Texas
Alset Solar Inc.	Texas
Alset World Pte. Ltd.	Singapore
American Home REIT Inc.	Maryland
American Pacific Bancorp Inc.	Texas
Art eStudio Pte. Ltd.	Singapore
BioHealth Water Inc.	Nevada
BMI Capital Partners International Limited	Hong Kong
Decentralize Finance Inc.	Texas
Gig Stablecoin Inc.	Nevada
GigWorld Inc.	Delaware
Global BioMedical Pte. Ltd.	Singapore
Global eHealth Limited	Hong Kong
Global Solar REIT Inc.	Texas
Global TechFund of Fund Pte. Ltd.	Singapore
Hapi Cafe Inc.	Texas
Hapi Cafe Inc.	Nevada
Health Wealth Happiness Pte. Ltd.	Singapore
Health, Wealth & Happiness Inc.	Delaware
Hengfai Business Development Pte. Ltd.	Singapore
Hengfai International Pte. Ltd.	Singapore
Hengfeng Finance Limited	Hong Kong
HotApp International Limited	Hong Kong
HotApp BlockChain Pte. Ltd.	Singapore
HWH (S) Pte. Ltd.	Singapore
HWH International Inc.	Delaware
HWH KOR Inc.	Delaware
HWH Multi-Strategy Investment Inc.	Nevada
HWH World Inc.	Delaware
HWH World Inc.	South Korea
HWH World Limited	Hong Kong
HWH World Pte. Ltd.	Singapore
Impact BioHealth Pte. Ltd.	Singapore
LiquidValue Asset Management Pte. Ltd.	Singapore
LiquidValue Development Inc.	Nevada
LiquidValue Development Limited	Hong Kong
LiquidValue Development Pte. Ltd.	Singapore
Open House Inc.	Nevada
Open Rental Inc.	Nevada
OpenBiz Inc.	Nevada
SeD Ballenger LLC	Delaware
SeD Builder LLC	Delaware
SeD Capital Pte. Ltd.	Singapore
SeD Development Management LLC	Delaware
SeD Development USA Inc.	Delaware
SeD Home Limited	Hong Kong
SeD Intelligent Home Inc.	Delaware
SeD Management Pte. Ltd.	Singapore
SeD Maryland Development LLC	Delaware
SeD Perth Pty Ltd	Australia
SeD REIT Inc.	Maryland
SeD Texas Home LLC	Delaware
SeD USA LLC	Delaware
SeDHome Rental Inc.	Texas
Singapore Construction & Development Pte. Ltd.	Singapore
Singapore Construction Pte. Ltd.	Singapore
Singapore eChainLogistic Pte. Ltd.	Singapore
True Partner International Limited	Hong Kong
Ubeauty Limited	Hong Kong
WeBeauty Korea Inc.	South Korea